Exhibit 10.1

CTI GROUP (HOLDINGS) INC.

2015 STOCK INCENTIVE PLAN

1.	Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

a. “Restricted Stock Unit” means the right granted to a participant under the Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, subject to those limitations and restrictions set forth in the Plan and/or the applicable Award agreement.

b. “Stock Grant” means an award of shares of Common Stock subject to those limitations and restrictions set forth in the Plan and/or the applicable Award agreement.

c. “Stock Option” means the right to purchase a number of shares of Common Stock determined by the Committee at a price and for the term fixed by the Committee in accordance with the Plan, subject to those limitations and restrictions set forth in the Plan and/or the applicable Award agreement.

2.	Purpose

CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward highly competent persons as non-employee directors, executive officers and other employees of, or consultants and advisors to, CTI Group (Holdings) Inc. (the “Company”) or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired (“Subsidiaries”), by providing them opportunities to acquire shares of Class A common stock, par value $.01 per share, of the Company (“Common Stock”) or to receive other Awards (as defined in Section 5 below) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, executive officers and other employees, consultants and advisors, with those of its stockholders.

3.	Administration

a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. However, the Board shall have the authority to establish stock grant levels and stock ownership guidelines for the non-employee directors which shall be reviewed annually in relation to director compensation practices of comparable companies.

b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

c. The Committee shall have the authority to grant Awards to non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.

4.	Participants

Participants shall consist of such non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries and outside contractors as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type, amount and other terms of Awards.

5.	Types of Awards and Vesting Restrictions

Awards under the Plan may be granted in the form of any one or combination of the following: (1) Stock Options, (2) Stock Grants, (3) Restricted Stock Units, and (4) Performance Awards (each as described above an “Award,” and collectively, “Awards”). Awards may, as determined by the Committee, in its discretion, constitute performance-based compensation (as such term is used in Section 162(m)(4)(C) of the Code and the regulations thereunder), as described in Section 10, below. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

6.	Common Stock Available Under the Plan

a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 5,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 11 below.

b. Maximum Limits. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the term of the Plan during the Company’s fiscal year shall not exceed 1,500,000 shares, subject to adjustment in accordance with Section 11 below.

c. Any shares of Common Stock subject to a Stock Option, Stock Grant, Restricted Stock Unit or a Performance Award, which for any reason are cancelled, forfeited, settled in cash or surrendered to the Company (or which are subject to any such Award that terminates in accordance with the terms of the respective Award), shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards pursuant to Section 6.a above but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards that any individual participant may receive pursuant to Section 6.b above.

7.	Stock Options

a. In General. The Committee is authorized to grant Stock Options to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant to a participant in the Plan one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 7.

b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 7.e below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 17 below) of Common Stock on the date the Stock Option is granted.

c. Payment of Exercise Price. The Stock Option exercise price shall be paid in full upon the exercise of the Stock Option and the delivery to the Company of a properly executed exercise notice. Payment must be made by one of the following methods:

(1) by certified or bank cashier’s check;

(2) by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms;

(3) if approved by the Committee in its discretion, by delivering to the Company shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Stock Option exercise price;

(4) if approved by the Committee in its discretion, through the written election of the participant to have shares of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received by the participant under the Stock Option, with such withheld shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Stock Option exercise price; or

(5) by any combination of the foregoing methods of payment or any other method of paying the exercise price that the Committee, in its discretion, determines to be consistent with applicable law and the purpose of the Plan.

d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.

e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are executive officers or other employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 2005 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Non-Qualified Stock Option.

8.	Stock Grants and Restricted Stock Units

The Committee is authorized to grant Stock Grants and Restricted Stock Units to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Grants or Restricted Stock Units and the number of shares of Common Stock (or the equivalent value in cash or other property as the Committee so provides) underlying each Stock Grant or Restricted Stock Unit, as applicable. Each Stock Grant and each Restricted Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of shares covered by such Award, and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment with, or services performed for, the Company or any of its Subsidiaries within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Grant and/or that the stock certificates evidencing such shares (if any) be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement with respect to a Stock Grant shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Grant, all of the rights of a holder of shares of Common Stock, including the right to receive dividends, if any, and to vote the shares. Except as otherwise provided in the Award agreement, the participant shall have none of the rights of a holder of shares of Common Stock with respect to Restricted Stock Units until such time as shares of Common Stock are paid in settlement of the Restricted Stock Units.

9.	Performance Awards

a. In General. The Committee is authorized to grant Awards based on performance targets described below (“Performance Awards”) to participants under the Plan and shall, in its sole discretion, determine such participants who will receive Performance Awards and the number of shares of Common Stock that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

b. Payout. Payment of earned Performance Awards may be made in shares of Common Stock and/or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. Subject to Section 23 below, the participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

c. Stock Options. Stock Options granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance Awards.

d. Other Awards. Stock Grants, and Restricted Stock Units granted under the Plan should qualify as Performance Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 9.e below. With respect to such Awards intended to qualify as Performance Awards:

(1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2) no Performance Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

e. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on invested capital or assets; attainment of strategic and operational initiatives; cost reductions and savings; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; cash flow; revenues; return on revenues; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; productivity; reductions in costs; or any variation or combination of the preceding business criteria.

10.	Performance-Based Compensation.

All Stock Options, certain Stock Grants, certain Restricted Stock Units and certain Performance Awards granted under the Plan, and the compensation attributable to such Awards, are, in the event that the Plan is approved by the Company’s stockholders and the Plan is otherwise compliant with Section 162(m) of the Code, intended to qualify as “performance-based compensation” (as such term is used in Section 162(m)(4)(C) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code.

11.	Adjustment Provisions

If there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, dissolution, liquidation, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options and other Awards intended to constitute Performance Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Subsidiaries or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

12.	Change in Control

a. Accelerated Vesting. Notwithstanding any other provision of this Plan, unless otherwise provided in an Award agreement, if there is a Change in Control of the Company (as defined in Section 12.b below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change of Control and such vested Awards shall be paid out or settled, as applicable, within 60 days of the occurrence of the Change of Control, subject to requirements of applicable laws and regulations.

b. Definition. For purposes of this Section 12, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, “Change in Control” shall have the same definition as the definition of “change in control” contained in such employment agreement or change-in-control agreement, or (ii) if “Change in Control” is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(1) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding Salah N. Osseiran, Salah N. Osseiran Trust, Fairford Holdings Limited, Michael J. Reinarts, John Birbeck, the Company, any Subsidiary of the Company, any entity or person controlling, controlled by or under common control with

Salah N. Osseiran, Salah N. Osseiran Trust, Fairford Holdings Limited, Michael J. Reinarts, John Birbeck, the Company, any Subsidiary of the Company, any employee benefit plan of the Company, any Subsidiary of the Company, or any such entity, and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the any of the foregoing persons or entities is a member), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

(3) the Company’s Common Stock shall cease to be publicly traded;

(4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

(5) a change in the Company’s Board occurs with the result that the members of the Board on the Effective Date (as defined in Section 26.a below) of the Plan (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

c. Cashout. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change of Control, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

d. Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or any of its Subsidiaries as a result of a merger or consolidation of the former employing entity with the Company or any of its Subsidiaries or the acquisition by the Company or any of its Subsidiaries of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.	Termination of Employment/Consultant Status

a. Subject to any written agreement between the participant and the Company or any of its Subsidiaries (including, without limitation, any employment agreement, consultancy agreement or Award agreement), if a participant’s employment or status as a consultant, as the case may be, is terminated due to death or disability:

(1) all unvested Stock Grants and Restricted Stock Units held by the participant on the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately become vested as of such date;

(2) all unexercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, or (ii) the date the Stock Option would otherwise expire;

(3) all exercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, or (ii) the date the Stock Option would otherwise expire; and

(4) all unearned and/or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately be forfeited, unless otherwise determined by the Committee, in its sole discretion.

b. Subject to any written agreement between the participant and the Company or any of its Subsidiaries (including, without limitation, any employment agreement, consultancy agreement or Award agreement), if a participant’s employment or status as a consultant, as the case may be, is terminated by the Company for Cause (as defined in Section 13.g below), all Awards, whether or not vested, earned or exercisable, held by the participant on the date of the termination of his or her employment or status as a consultant, as the case may be, for Cause shall immediately be forfeited by such participant as of such date.

c. Subject to any written agreement between the participant and the Company or any of its Subsidiaries (including, without limitation, any employment agreement, consultancy agreement or Award agreement), if a participant’s employment or status as a consultant, as the case may be, is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or disability:

(1) all unvested, unearned or unexercisable Awards held by the participant on the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately be forfeited by such participant as of such date; and

(2) all exercisable Stock Options held by the participant on the date of the termination of his or her employment or status as a consultant, as the case may be, shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment or status as a consultant, as the case may be, or (ii) the date the Stock Option would otherwise expire.

d. Notwithstanding anything contained in the Plan to the contrary, if an employee becomes a consultant following termination of his or her employment, such consultancy shall not extend, unless otherwise approved by the Committee, the deadline(s) set forth in the Plan for exercising any Award.

e. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:

(1) any and all unvested Stock Grants and Restricted Stock Units held by the participant on the date of termination of the participant’s employment or status as a consultant, as the case may be, shall immediately become vested as of such date;

(2) any or all unexercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment or status as a consultant, as the case may be;

(3) any or all exercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment or status as a consultant, as the case may be, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment or status as a consultant, as the case may be; and/or

(4) a participant shall immediately become vested in all or a portion of any earned Performance Awards held by such participant on the date of the termination of the participant’s employment or status as a consultant, as the case may be, and such vested Performance Awards (or portion thereof) and/or any unearned Performance Awards (or portion thereof) held by such participant on the date of the termination of his or her employment or status as a consultant, as the case may be, shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment or status as a consultant, as the case may be.

f. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 13 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 13.a(3) above shall only apply if the participant’s disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.

g. For purposes of this Section 13, (i) if there is an employment agreement or a consultancy agreement, as the case may be, between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall have the same definition as the definition of “cause” contained in such employment agreement or consultancy agreement, as the case may be; or (ii) if “Cause” is not defined in such employment agreement or consultancy agreement, as the case may be, or if there is no employment agreement or consultancy agreement, as the case may be, between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall include, but is not limited to:

(1) any willful and continuous neglect of or refusal to perform the employee’s or consultant’s, as the case may be, duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

(3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

(4) any similar conduct, including, without limitation, disparagement of the Company or any of its Subsidiaries, by the participant with respect to which the Company determines in its discretion that the participant has terminated employment or his or her status as a consultant, as the case may be, under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

For purposes of this Section 13, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the participant have cured the “Cause.”

14.	Termination of Directorship

a. Subject to any written agreement between a non-employee director participant and the Company or any of its Subsidiaries (including, without limitation, consultancy agreement or Award agreement), if such non-employee director ceases to be a director of the Company for any reason:

(1) all unvested, unearned or unexercisable Awards held by such participant on the date of the termination of his or her directorship shall immediately be forfeited by such participant as of such date; and

(2) all exercisable Awards held by such participant on the date of the termination of his or her directorship shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination, or (ii) the date the Award would otherwise expire.

b. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:

(1) any and all unvested Stock Grants and Restricted Stock Units held by a non-employee director on the date of termination of his or her directorship shall immediately become vested as of such date;

(2) any or all unexercisable Stock Options held by a non-employee director on the date of the termination of his or her directorship shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire; and/or

(3) any or all exercisable Stock Options held by a non-employee director on the date of the termination of his or her directorship shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire.

15.	Transferability

Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable in accordance with Sections 13 and 14 above and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

16.	Other Provisions

Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options to assist the participant, excluding an executive officer or a director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards in the event of the Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment, in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein (including, without limitation, Section 23 hereof), a participant may defer receipt or payment of any Award granted under this Plan, in accord with the terms of any deferred compensation plan or arrangement of the Company. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the participant.

17.	Fair Market Value

For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system (including, without limitation, the OTC Markets) or (ii) if Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of Common Stock.

18.	Withholding

All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the participant receiving such Common Stock to remit to it or to the Subsidiary that employs such participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Subsidiary employing the participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary, as the case may be, to the participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

19.	Tenure

A participant’s right, if any, to continue to serve the Company or any of its Subsidiaries as a non-employee director, executive officer, other employee, consultant or advisor or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.	No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Duration, Amendment and Termination

No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 22 may adversely affect a Participant with respect to an Award previously granted without such participant’s written consent unless such amendments are required in order to comply with applicable laws.

23.	Compliance with Section 409A of the Code

Notwithstanding anything to the contrary set forth herein, any Award granted under this Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award shall comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board. For example, any deferrals of payments to any participant (whether requested by the participant or otherwise required by the Committee) with respect to Awards under this Plan shall not be allowed except to the extent that such deferrals would not cause the payments to fail to satisfy the requirements for nonqualified deferred compensation plans described in Section 409A of the Code.

24.	Governing Law

This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

25.	Severability

In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

26.	Effective Date

a. The Plan shall be effective as of this 1st day of April, 2015 (the “Effective Date”).

b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).